Exhibit 99.1

Energy XXI Reports Fiscal 2015 Second-Quarter Results, Issues Operations Update

HOUSTON – Feb. 8, 2015 – Energy XXI (NASDAQ: EXXI) today announced fiscal second-quarter 2015 results and provided an operations update on activities in the Gulf of Mexico.

Highlights
•	Oil production within guidance
‒	Average Q2 production was 57,900 BOE/d (41,800 barrels of oil per day)
‒	Average third quarter production to date has averaged 60,000 BOE/d (43,000 barrels of oil per day)

•	Operating cost reductions better than guidance with more efficiencies expected
‒	LOE $119 million versus $142 million in previous quarter
‒	General and administrative costs, before severance charges, approximated $14 million

•	Revenue impact of lower commodity prices mitigated by hedge position
‒	Adjusted EBITDA $217.0 million versus Bloomberg consensus estimate of $215.3 million

•	Continued progress on asset monetizations

•	Non-cash goodwill write-down of $329 million taken primarily due to commodity prices

“We have made great progress in lowering our lease operating costs as well as our general and administrative costs, and expect further reductions in the future,” Energy XXI Ltd Chairman, President and Chief Executive Officer John D. Schiller said.  “Additionally, we are continuing to pursue and evaluate monetization of our Grand Isle gathering system, as well as evaluating bids on our non-core asset sale.  These proceeds will enhance liquidity and reduce long term debt.”

Fiscal 2015 Second-Quarter Results

For the 2015 fiscal second quarter, adjusted earnings before non-recurring charges and interest, taxes, depreciation, depletion and amortization (adjusted EBITDA) was $217.0 million (a non-GAAP measure reconciled below), compared with $169.8 million in the 2014 fiscal second quarter.  The company reported a net loss available for common stockholders in the 2015 fiscal second quarter of $376.7 million, or $4.01 loss per diluted share (or loss per share of $0.35 before a non-cash goodwill impairment and severance costs), on revenues of $357.8 million, compared with fiscal 2014 second-quarter net income available for common stockholders of $7.6 million, or $0.10 income per diluted share, on revenues of $296.8 million.  The company’s reported loss on the quarter was primarily due to a non-cash write down on goodwill due to lower commodity prices , as well as executive severance and other severance costs associated with reducing general and administrative and field operating expenses.

Production for the 2015 fiscal second quarter averaged 57,900 net barrels of oil equivalent per day  (BOE/d), with 41,800 barrels per day (Bbl/d) liquids, compared with 45,100 net BOE/d, 30,200 Bbl/d liquids in the 2014 fiscal second quarter.  Current quarter production has averaged 60,000 BOE/d, of which 43,000 barrels are oil.

Hedging

During the fiscal second quarter, the company monetized certain calendar 2015 crude oil hedges for total cash proceeds of $26 million, and replaced some of those hedges with put spreads for calendar 2015.  In late January and early February, the company monetized its three-way and put spread hedges for calendar 2015, receiving $73.1 million in cash proceeds.  Following this monetization, the company entered into additional hedges for calendar 2015 and calendar 2016, bringing total crude oil hedges to approximately 72 percent and 39 percent of estimated volumes for those periods.

Operations Update

During the fiscal second quarter eight oil wells were brought online: two horizontal wells at West Delta 73, two oil wells at Main Pass 61, three wells at Ship Shoal 208, and one oil well at West Delta 30.  Additionally, one recompletion was brought online at West Delta 30.

The production optimization work in the West Delta area, which includes water handling and compression equipment to alleviate line pressures and allow the company to optimize oil production in the field, should be completed by the end of February.  At South Pass 49 the optimization project has been completed and brought online within the past week.  Compression equipment was installed to allow for additional capacity, providing initial uplift from the field of approximately 1,000 BOE/d gross.

The company continues to focus on low risk recompletions to maximize capital efficiency.  To date 23 recompletion targets have been identified across the core acreage, with another 20 that are being evaluated.  The majority of recompletion opportunities are in the South Pass 78 field where the company deployed a workover rig in December 2014.  The primary targets for these recompletions are proved developed non-producing reserves.  Two wells have already been successfully recompleted with average initial production rate of approximately 450 Bbl/d each.

Divestiture Update

The Grand Isle gathering system was deregulated on February 1, 2015 and we continue to evaluate and pursue the monetization of the asset.

On our potential non-core asset divestiture, being marketed by The Oil & Gas Asset Clearinghouse, bids have been submitted and are being reviewed.  The package includes approximately 6,000 BOE/d of production from Energy XXI from approximately 30 fields.

Capital Expenditures

During the 2015 fiscal second quarter, capital expenditures totaled $202 million, with $12.1 million in exploration and $189.9 million in development and other costs.  Currently, the company is estimating the total fiscal 2015 capital program to range from $670 million to $690 million.  As of December 31, 2014 the company had $434 million of available liquidity including $101 million cash.

Guidance

Third-quarter and full-year guidance is provided below.
Volume Projections	FY 2015	3Q FY15
Net Production (per day)
Oil, including NGLs (Bbls)	41,000 - 44,000	41,000-44,000
BOE	57,000 – 61,000	58,000-62,000
% Oil, including NGLs (using midpoint of guidance)	71%	71%

FY15 Cost Projections ($MM)	2Q Actuals		3Q proj.
LOE	119		115-125
G&A	28	*	16-20
Gathering & Transport	4.8		4-7
DD&A	33.29/BOE		32.00-34.50/BOE

*includes non-recurring charges

                                                                               Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Operating Highlights	2014	2014	2014	2014	2013
	(In thousands, except per unit amounts)
Operating revenues
Crude oil sales	$279,163	$370,155	$294,974	$254,641	$263,626
Natural gas sales	32,345	34,561	34,508	37,562	31,138
Hedge gain (loss)	46,247	(1,485)	(5,348)	(7,020)	2,052
Total revenues	357,755	403,231	324,134	285,183	296,816
Percentage of operating revenues from crude oil
Prior to hedge gain (loss)	90%	91%	90%	87%	89%
Including hedge gain (loss)	91%	91%	89%	88%	88%
Operating expenses
Lease operating expense
Insurance expense	11,233	11,022	8,357	6,410	7,920
Workover and maintenance	13,130	29,416	14,408	17,797	19,690
Direct lease operating expense	95,003	102,147	79,806	59,417	66,179
Total lease operating expense	119,366	142,585	102,571	83,624	93,789
Production taxes	2,263	3,093	1,750	1,090	1,189
Gathering and transportation	4,771	9,188	6,509	5,700	5,978
DD&A	177,333	161,266	119,691	99,899	103,513
Goodwill impairment	329,293	-	-	-	-
General and administrative	27,745	26,424	30,824	24,208	17,698
Other - net	11,912	9,536	8,112	5,861	13,147
Total operating expenses	672,683	352,092	269,457	220,382	235,314
Operating income (loss)	$(314,928)	$51,139	54,677	64,801	61,502
Sales volumes per day
Natural gas (MMcf)	96.5	100.7	84.8	83.7	89.3
Crude oil (MBbls)	41.8	41.8	32.0	28.4	30.2
Total (MBOE)	57.9	58.6	46.1	42.3	45.1
Percent of sales volumes from crude oil	72%	71%	69%	67%	67%
Average sales price
Natural gas per Mcf	3.64	$3.73	4.47	4.98	3.79
Hedge gain (loss) per Mcf	0.09	0.02	(0.02)	(0.31)	0.42
Total natural gas per Mcf	$3.73	$3.75	$4.45	$4.67	$4.21
Crude oil per Bbl	72.56	96.28	101.45	99.71	94.85
Hedge gain (loss) per Bbl	11.82	(0.43)	(1.78)	(1.83)	(0.50)
Total crude oil per Bbl	$84.38	$95.85	$99.67	$97.88	$94.35
Total hedge gain (loss) per BOE	8.68	$(0.28)	$(1.28)	$(1.83)	$0.49
Operating revenues per BOE	$67.15	$74.84	$77.28	$74.85	$71.54
Operating expenses per BOE
Lease operating expense
Insurance expense	2.11	2.05	1.99	1.68	1.91
Workover and maintenance	2.46	5.46	3.44	4.67	4.75
Direct lease operating expense	17.83	18.96	19.03	15.59	15.95
Total lease operating expense per BOE	22.40	26.47	24.46	21.94	22.61
Production taxes	0.42	0.57	0.42	0.29	0.29
Gathering and transportation	0.90	1.71	1.55	1.50	1.44
DD&A	33.29	29.93	28.54	26.22	24.95
Goodwill impairment	61.81	-	-	-	-
General and administrative	5.21	4.90	7.35	6.35	4.27
Other - net	2.23	1.77	1.93	1.54	3.17
Total operating expenses per BOE	126.26	65.35	64.25	57.84	56.73
Operating income (loss) per BOE	$(59.11)	$9.49	$13.03	$17.01	$14.81

ENERGY XXI LTD
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013

Revenues
Crude oil sales	$324,655	$262,230	$693,156	$551,459
Natural gas sales	33,100	34,586	67,830	69,949
Total Revenues	357,755	296,816	760,986	621,408

Costs and Expenses
Lease operating	119,366	93,789	261,951	179,552
Production taxes	2,263	1,189	5,356	2,587
Gathering and transportation	4,771	5,978	13,959	11,323
Depreciation, depletion and amortization	177,333	103,513	338,599	203,729
Accretion of asset retirement obligations	12,798	7,425	25,617	14,751
Goodwill impairment	329,293	-	329,293	-
General and administrative expense	27,745	17,698	54,169	41,370
(Gain) loss on derivative financial instruments	(886)	5,722	(4,169)	7,163
Total Costs and Expenses	672,683	235,314	1,024,775	460,475

Operating Income (Loss)	(314,928)	61,502	(263,789)	160,933

Other Income (Expense)
Income (loss) from equity method investees	(1,619)	(2,621)	(738)	(4,414)
Other income - net	991	913	1,942	1,435
Interest expense	(66,901)	(38,641)	(133,164)	(68,326)
Total Other Expense	(67,529)	(40,349)	(131,960)	(71,305)

Income (Loss) Before Income Taxes	(382,457)	21,153	(395,749)	89,628

Income Tax Expense (Benefit)	(8,578)	10,658	(15,467)	35,994

Net Income (Loss)	(373,879)	10,495	(380,282)	53,634
Preferred Stock Dividends	2,870	2,872	5,742	5,745
Net Income (Loss) Available for Common Stockholders	$(376,749)	$7,623	$(386,024)	$47,889

Earnings (Loss) per Share
Basic	$(4.01)	$0.10	$(4.11)	$0.64
Diluted	$(4.01)	$0.10	$(4.11)	$0.64

Weighted Average Number of Common Shares Outstanding
Basic	93,993	73,964	93,913	74,873
Diluted	93,993	74,053	93,913	74,956

ENERGY XXI LTD
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measure:  Adjusted EBITDA.  The company uses this non-GAAP measure as a key metric for the management of the company and to demonstrate the company's ability to internally fund capital expenditures and service debt.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In Thousands, Except per Unit Amounts)

Net Income (Loss) as Reported	$(373,879)	$10,495	$(380,282)	$53,634

Interest expense - net	65,910	37,728	131,222	66,891
Depreciation, depletion and amortization	177,333	103,513	338,599	203,729
Goodwill impairment	329,293	-	329,293	-
Income tax expense (benefit)	(8,578)	10,658	(15,467)	35,994

EBITDA	190,079	162,394	403,365	360,248

Adjustments to EBITDA
Accretion of asset retirement obligation	12,798	7,425	25,617	14,751
Non-recurring charges (severance costs)	14,122	-	18,757	-

Adjusted EBITDA	$216,999	$169,819	$447,739	$374,999

Adjusted EBITDA Per Share
Basic	$2.31	$2.30	$4.77	$5.01
Diluted	$2.31	$2.29	$4.77	$5.00

Weighted Average Number of Common Shares Outstanding
Basic	93,993	73,964	93,913	74,873
Diluted	93,993	74,053	93,913	74,956

ENERGY XXI LTD
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)

	December 31,	June 30,
	2014	2014
Current Assets	(Unaudited)
Cash and cash equivalents	$101,284	$145,806
Accounts receivable
Oil and natural gas sales	102,882	167,075
Joint interest billings	19,098	12,898
Other	30,728	5,438
Prepaid expenses and other current assets	50,178	72,530
Deferred income taxes	11,235	52,587
Derivative financial instruments	150,026	1,425
Total Current Assets	465,431	457,759
Property and Equipment
Oil and natural gas properties, net - full cost method of accounting, including $807.8 million and $1,165.7 million of unevaluated properties not being amortized at December 31, 2014 and June 30, 2014, respectively	6,642,565	6,524,602
Other property and equipment, net	23,833	19,760
Total Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment	6,666,398	6,544,362
Other Assets
Goodwill	-	329,293
Derivative financial instruments	8,377	3,035
Equity investments	27,685	40,643
Restricted Cash	6,024	6,350
Other assets and debt issuance costs, net of accumulated amortization	50,128	57,394
Total Other Assets	92,214	436,715
Total Assets	$7,224,043	$7,438,836
LIABILITIES
Current Liabilities
Accounts payable	$312,568	$417,776
Accrued liabilities	91,665	133,526
Notes payable	12,175	21,967
Asset retirement obligations	79,573	79,649
Derivative financial instruments	-	31,957
Current maturities of long-term debt	21,702	15,020
Total Current Liabilities	517,683	699,895
Long-term debt, less current maturities	3,989,922	3,744,624
Deferred income taxes	713,736	701,038
Asset retirement obligations	470,523	480,185
Derivative financial instruments	-	4,306
Other liabilities	8,629	10,958
Total Liabilities	5,700,493	5,641,006
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.001 par value, 7,500,000 shares authorized at December 31, 2014 and June 30, 2014
7.25% Convertible perpetual preferred stock, 3,000 and 8,000 shares issued and outstanding at December 31, 2014 and June 30, 2014, respectively	-	-
5.625% Convertible perpetual preferred stock, 812,759 and 812,760 shares issued and outstanding at December 31, 2014 and June 30, 2014, respectively	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 94,395,593 and 93,719,570 shares issued and
outstanding at December 31, 2014 and June 30, 2014, respectively	471	468
Additional paid-in capital	1,842,152	1,837,462
Accumulated deficit	(428,200)	(19,626)
Accumulated other comprehensive income (loss), net of income taxes	109,126	(20,475)
Total Stockholders’ Equity	1,523,550	1,797,830
Total Liabilities and Stockholders’ Equity	$7,224,043	$7,438,836

ENERGY XXI LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended December 31,
	2014	2013

Cash Flows From Operating Activities
Net income (loss)	$(380,282)	$53,634
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	338,599	203,729
Goodwill impairment	329,293
Deferred income tax expense (benefit)	(16,027)	32,872
Change in derivative financial instruments
Proceeds from sale of derivative instruments	29,236	-
Other – net	(5,449)	(364)
Accretion of asset retirement obligations	25,617	14,751
Loss (income) from equity method investees	738	4,414
Amortization and write-off of debt issuance costs and other	5,615	4,555
Stock-based compensation	2,632	3,971
Changes in operating assets and liabilities
Accounts receivable	33,819	16,999
Prepaid expenses and other current assets	22,483	6,219
Settlement of asset retirement obligations	(53,960)	(34,038)
Accounts payable and accrued liabilities	(171,006)	(45,042)
Net Cash Provided by Operating Activities	161,308	261,700

Cash Flows from Investing Activities
Acquisitions	(287)	(12,564)
Capital expenditures	(449,114)	(388,227)
Change in equity method investments	12,642	(11,694)
Transfer from (to) restricted cash	325	(746)
Proceeds from the sale of properties	6,947	1,748
Other	95	(72)
Net Cash Used in Investing Activities	(429,392)	(411,555)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	2,059	3,405
Discount on convertible debt allocated to additional paid-in capital	-	63,432
Repurchase of company common stock	-	(153,491)
Dividends to shareholders – common	(22,548)	(17,798)
Dividends to shareholders – preferred	(5,744)	(5,745)
Proceeds from long-term debt	1,011,948	1,764,685
Payments on long-term debt	(759,851)	(1,127,879)
Debt issuance costs	(2,302)	(18,923)
Other	-	(3)
Net Cash Provided by Financing Activities	223,562	507,683

Net Increase (Decrease) in Cash and Cash Equivalents	(44,522)	357,828
Cash and Cash Equivalents, beginning of period	145,806	-
Cash and Cash Equivalents, end of period	$101,284	$357,828

Fiscal 2015 Second Quarter Conference Call

Energy XXI will host its fiscal second-quarter conference call Monday, Feb. 9, at 10 a.m. CST.  The dial-in numbers are 1 (888) 771-4371 (U.S.) and (0) 80 8238 9578 (U.K.) and the confirmation code is 38758743.  For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

Glossary

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Bbl/d – barrels per day of oil or condensate

Mcf/d – thousand cubic feet of gas per day.

NRI, Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

WI, Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Inquiries of the Company

Greg Smith

Vice President, Investor Relations

713-351-3149

gsmith@energyxxi.com

Kim Pinyopusarerk

Manager, Investor Relations

713-351-3028

kpinyo@energyxxi.com

Forward-Looking Statements

All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, our ability to integrate acquisitions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

About the Company

Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.